Filed pursuant to Rule 424(b)(5)

Registration No. 333-267446

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 26, 2022)

FREIGHT TECHNOLOGIES, INC.

400,000 Ordinary Shares, par value $0.011 and

Warrants to Purchase 2,100,000 Ordinary Shares, par value $0.011

Freight Technologies, Inc. is offering 400,000 ordinary shares and warrants to purchase 2,100,000 ordinary shares to certain investors pursuant to this prospectus supplement, the accompanying prospectus, a securities purchase agreement dated October 27, 2022 with such institutional investors. The warrants are pre-funded and the exercise price to purchase one ordinary share is $0.001 per ordinary share unless it is exercised on a cashless basis. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

No placement agent is involved in this offering.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “FRGT.” On October 26, 2022, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $0.591 per share.

As of August 29, 2022 the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $15,122,896.20 based on 9,771,975 outstanding ordinary shares, of which 1,370,366 shares are held by affiliates, and a price of $1.80 per share, which was the last reported trading price of our ordinary shares on The Nasdaq Capital Market on August 29, 2022. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. Prior to this offering, we sold for an aggregate purchase price of $999,502 pre-funded warrants to purchase 499,751ordinary shares on December 29, 2021 (which were exercised on December 29, 2021), and for aggregate purchase price of $1,356,178, a pre-funded warrant to purchase 677,750 ordinary shares on February 10, 2022 (which were exercised on February 10, 2022). Apart from these sales, no securities were sold pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares to the investors in book-entry form through the facilities of The Depository Trust Company is expected to be made on or about October 31, 2022.

The date of this prospectus supplement is October 27, 2022.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $15,000,000, of which this offering is a part.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Except where the context otherwise requires and for purposes of in this prospectus supplement and the accompanying prospectus, “we,” “us,” “our Company,” “our,” or “FRGT” refers to Freight Technologies, Inc., (formerly known as Hudson Capital, Inc. or “HUSN”) its subsidiaries, and, in the context of describing our operations and consolidated financial information, our consolidated affiliated entities in China, including but not limited to, prior to the Merger, Hongkong Internet Financial Services Limited (“HKIFS”), , HKIFS’s subsidiary, CIFS (Xiamen) Financial Leasing Co., Ltd, HKIFS’s variable interest entity, Hongkong Shengqi Technology Limited, Beijing Yingxin Yijia Network Technology Co., Ltd (“BYYNT”), BYYNT’s variable interest entity, Sheng Ying Xin (Beijing) Management Consulting Co., Ltd, Kashgar Sheng Yingxin Enterprise Consulting Co., Ltd., Fu Hui (Shenzhen) Commercial Factoring Co., Ltd., Ltd. (“Sheng Ying Xin” or “PRC VIE”), CIFS (Xiamen) Financial Leasing Co., Ltd., Fuhui (Xiamen) Commercial Factoring Co., Ltd., Zhizhen Investment & Research (Beijing) Information Consulting Co., Ltd., Hangzhou Yuchuang Investment Partnership and our U.S. subsidiaries, Hudson Capital USA Inc., Hudson Capital Merger Sub I Inc. and Hudson Capital Merger Sub II Inc and after the Merger, Freight App, Inc. and Freight App de México S.A De C.V.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-4, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

We were originally established as “China Internet Nationwide Financial Services Inc.”, a holding company incorporated under the laws of British Virgin Islands on September 28, 2015. Our corporate name was changed to “Hudson Capital Inc.” on April 23, 2020 and we began to trade under our new symbol, “HUSN” on May 8, 2020. Our securities were also transferred to the Nasdaq Capital Market at the opening of business on July 16, 2020.

We were previously involved in providing financial advisory services in the People’s Republic of China. Since February 14, 2022, when we consummated the Merger and March 30, 2022, when we sold our wholly-owned Hong Kong subsidiary, Hongkong Internet Financial Services Limited (“HKIFS”), which held and operated our financial advisory business, in its entirety to a private investor, we are no longer in the financial advisory business and no longer have any presence or holdings outside of North America.

Instead, we are now, through our wholly-owned subsidiary, Freight App, Inc. (formerly known as “Freight Hub, Inc.” and hereinafter referred to as “Fr8App”) and Fr8App’s wholly-owned Mexico subsidiary, Freight App de México, S.A De C.V. (“Freight App Mexico”) involved in the freight management business. On May 26, 2022, we changed our name and ticker symbol from Hudson Capital, Inc. and HUSN, respectively, to Freight Technologies, Inc., and FRGT, respectively.

Our Products

Fr8App’s technology product offerings includes (i) a computerized platform (the “Platform”) that holds an online portal (the “Portal”) and a mobile App solution (the “App”) to provide third-party logistics (“3PL”) services to companies actively involved in the freight transportation market, (ii) a Transport Management Solution (“TMS “) for customers to manage their own fleet, and (iii) freight brokerage support and customer service based on the Platform.

The freight transportation supply chain begins with parties having transportation needs (“Shippers”) and addressed by those offering freight transportation services (“Carriers”). Shippers seeking suitable means of transportation for their supplies represent demand and Carriers with freight transportation capability represent supply. The digital freight matching technology on Fr8App’s Platform streamlines and simplifies cross-border shipping logistics by facilitating the matching of demand with supply. Shippers that use Fr8App’s Platform can connect with a wide network of reliable Carriers who can fulfill their logistics needs across North America. Use of Fr8App’s Platform brings the additional benefit of providing transparency on all shipment characteristics to allow for the identification of available and qualified freight capacity.

Fr8App believes it is the first digital commercial freight-matching broker to offer 3PL while targeting the domestic Mexican and the cross-border Mexico-U.S.-Canada markets (“Target Markets”). Fr8App serves cross-border traffic across the Mexico-U.S. border, the U.S.-Canada border, and domestic shipments within each of these three countries, with a primary focus on full truck-load freight. Its cutting-edge cloud-based Platform was designed to connect in real-time parties with commercial transportation needs.

Our principal executive office is located at 2001 Timberloch Place, Suite 500 The Woodlands, TX 77380 and our phone number is (773) 905-5076. We maintain a corporate website at https://www.fr8.app/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Our Corporate Structure

We are a British Virgin Islands business company that wholly owns our Delaware subsidiary, our wholly-owned subsidiary, Freight App, Inc. (formerly known as “Freight Hub, Inc.” and hereinafter referred to as “Fr8App”) and Fr8App’s wholly-owned Mexico subsidiary, Freight App de México, S.A De C.V. (“Freight App Mexico”).

The following diagram illustrates our corporate structure as of the date of this prospectus.

S-2

THE OFFERING

Securities we are offering

Ordinary Shares	400,000 ordinary shares

Pre-funded warrants

Pre-funded warrants to purchase 2,100,000 ordinary shares at an exercise price of $0.001 per share. Each warrant will be exercisable immediately and may be exercised on a cashless basis.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this warrant. We shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise or round up to the next whole share.

The warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the warrants. In addition, the holder of the warrant will be entitled to receive upon exercise of the warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the warrant immediately prior to such fundamental transaction. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the warrants.

A holder shall not have the right to exercise any portion of the warrants to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates would beneficially own in excess of 4.99% of our issued and outstanding ordinary shares immediately after giving effect to the issuance of ordinary shares issuable upon exercise of the warrants.

Investors	ATW Master Fund II LP and ATW Opportunities Master Fund LP.

Ordinary shares outstanding before this offering	9,771,975

Ordinary shares to be outstanding after this offering	10,171,975

Ordinary shares to be outstanding after this offering assuming full exercise of the warrants	12,271,975

Offering price for the securities	$1,000,000

Use of proceeds

We estimate the net proceeds to us from this offering will be approximately $935,000, after deducting offering expenses payable by us.

We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for general working capital purposes.

Dividend policy	We do not anticipate paying any cash dividends on our ordinary shares for the foreseeable future.

Nasdaq Capital Market symbol	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “FRGT.”

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 11 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 9,771,975 ordinary shares outstanding as of October 26, 2022.

S-3

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

S-4

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement and the documents incorporated herein by reference contain “forward-looking statements” by us within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, without limitation, statements as to expectations, beliefs and strategies regarding the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include, but are not limited to, statements relating to:

●	the potential effects of public health outbreaks, epidemics or pandemics, such as the coronavirus (COVID-19) pandemic;
●	our ability to navigate an evolving regulatory environment;
●	our ability to maintain and deepen our relationship with certain banks as well as develop relationships with a broader base of commercial banks and/or financial institutions;
●	our ability to expand the base of borrowers;
●	our ability to broaden our operations geographically;
●	our ability to enhance our risk management capabilities;
●	our ability to improve our operational efficiency;
●	our ability to attract, retain and motivate talented employees;
●	our ability to defend ourselves against regulatory, litigation, privacy or other claims;
●	our ability to maintain or increase the volume of loan transactions facilitated through us;
●	our ability to retain existing clients and attract new clients;
●	the retention of our senior management;
●	market acceptance of our current and future financial services; and
●	our ability to protect our intellectual property and confidential information;

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecasts,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “continues,” “ongoing,” “opportunity,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions and variations, and negatives of these words, identify forward-looking statements. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which are subject to change. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

In evaluating an investment in our ordinary shares, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in other documents, including in our Annual Report on Form 20-F for the year ended December 31, 2021, as amended, and in other filings with the SEC that are incorporated by reference in this prospectus supplement. You should carefully read this prospectus supplement together with the information incorporated by reference in this prospectus supplement as described under the heading “Information Incorporated by Reference; Where You Can Find More Information”, completely and with the understanding that our actual future results may be materially different from what we expect.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated by reference herein are made only as of the date of this prospectus supplement (or as of the date of any such document incorporated by reference). We do not intend, and undertake no obligation, to update these forward-looking statements, except as required by law.

S-5

USE OF PROCEEDS

We estimate the gross proceeds to us from this offering will be approximately $1,000,000. Proceeds will be used for general working capital purposes.

CAPITALIZATION

You should read this table in conjunction with the sections titled “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included on our Form 20-F/A on July 20, 2022.

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2021:

1.	On an actual basis for Freight App, Inc.

The Merger between Hudson Capital, Inc and Freight App, Inc is treated as an equity transaction for financial reporting purposes. Freight App, Inc is considered the acquirer for accounting purposes and the historical financial statements of Hudson Capital, Inc before the Merger will be replaced with the historical financial statements of Freight App, Inc before the Merger in future filings with the SEC.

2.	On an as adjusted basis to give effect to the following transactions which occurred between December 31, 2021 and October 27, 2022 and to reverse split of 2.2 effective as of February 15, 2022:

●	Securities Issued in the Merger between Hudson Capital, Inc and Freight App, Inc (*)

Ordinary Shares	2,577,655
A2 Preferred Shares	1,264,360
A1A Preferred Shares	4,473,547
Series Seed Preferred Shares	7,020
Series B Preferred Shares	7,389,851
Series A4 Preferred Shares	568,930
Total Issued in Merger	16,281,364

(*)	Outstanding shares prior to the Merger multiplied by an exchange ratio of 1.26855 and including an exchange of all of Fr8App Inc.’s Series A1-B Preferred Shares for Ordinary Shares and Series A4 Preferred Shares in connection with the Merger.

●	4,307,415 of Hudson Capital, Inc.’s outstanding Ordinary Shares at the Merger

●	1,060,606 Series B Preferred Shares issued at the closing of the Merger at a total consideration of $3,500,000

●	868,611 Ordinary Shares and vested restricted shares awards issued during the period

●	1,285,714 Series B2 Preferred Shares issued for a total consideration of $2,700,000 in July 2022

●	400,000 ordinary shares and warrants to purchase 2,100,000 ordinary shares with an exercise price of $0.001 per share at an aggregate offering price of $1,000,000 ($900,000 after deducting offering expenses) in October 2022.

3.	On an as further adjusted basis to give effect to:

●	Conversion of series A and B shares to 37,347,648 Ordinary shares, based on adjusted conversion prices of all series A and series B shares.

●	Conversion of 1,939,394 in Series A Warrants, 395,652 in Series B Warrants, 2,573,470 in Series C Warrants and 3,541,941 in Series D Warrants, at fixed exchange ratios of 0.779, 0.816, 0.888 and 0.826, respectively, in lieu of the then existing strike prices, for an aggregate amount of 7,044,524 Ordinary Shares.

S-6

	As of December 31, 2021
	Actual	Pro forma as adjusted	Pro forma as further adjusted

Cash	$3,152,993	$9,106,989	$9,106,989
Indebtedness	12,808,885	-	-
Equity

Actual: Preferred stock, $.00001 par value, 30,050,652 shares authorized;12,928,610 issued and outstanding at December 31, 2021, Series seed preferred stock, $.00001 par value, 19,958 shares authorized;12,175 issued and outstanding at December 31, 2021, Common stock, $.00001 par value, 34,441,711 shares authorized; 1,284,970 voting and 80,000 non-voting issued and outstanding at December 31, 2021.

Pro forma as adjusted: Preferred stock, $.0001 par value, 51,525,000 shares authorized, 16,043,009 issued and outstanding; Series seed preferred stock, $.0001 par value, 25,000 shares authorized, 7,020 issued and outstanding; Common stock, $.011 par value, unlimited number of shares authorized, 8,153,681 issued and outstanding; Blank Check preferred shares, no par value, unlimited number of shares authorized, none issued.

Pro forma as further adjusted: Preferred stock, $.0001 par value, 51,525,000 shares authorized, none issued and outstanding; Series seed preferred stock, $.0001 par value, 25,000 shares authorized, none issued and outstanding; Common stock, $.011 par value, unlimited number of shares authorized, 69,410,106 issued and outstanding; Blank Check preferred shares, no par value, unlimited number of shares authorized, none issued.

	152	91,295	763,512
Additional paid-in capital	12,879,029	31,610,933	30,938,716
Accumulated deficit	(21,800,763)	(22,163,763)	(22,163,763)
Accumulated other comprehensive (loss) income	(49,910)	(49,910)	(49,910)

Total stockholders’ deficit	(8,971,492)	9,488,555	9,488,555

Total Capitalization	$3,837,393	$9,488,555	$9,488,555

S-7

DILUTION

If you invest in our ordinary shares, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our ordinary shares after this offering.

Our net tangible book value as of December 31, 2021 on an as further adjusted basis, to give effect to transactions which occurred between December 31, 2021 and prior to this offering and to reverse split of 2.2 effective as of February 15, 2022 (see Capitalization section), was approximately $0.12 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the shares and warrants in this offering at the offering price set forth on the cover page of this prospectus supplement and after deducting estimated expenses payable by us, our as further adjusted net tangible book value as of December 31, 2021 would have been approximately $8.9 million or $0.13 per ordinary share. This represents an immediate increase in net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.23 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per ordinary share	$0.40

Net tangible book value per share as of December 31, 2021as further adjusted	$0.12

Increase per share attributable to this offering	$0.01

As adjusted net tangible book value per share as of December 31, 2021 after this offering	$0.13

Dilution per share to new investors participating in this offering	$0.23

The information above is as of December 31, 2021.

S-8

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are 400,000 ordinary shares and warrants to purchase 2,100,000 ordinary shares at an exercise price of $0.001 per share at an aggregate offering price of $1,000,000.

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the caption “DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS – Ordinary Shares” beginning on page 13 of the accompanying prospectus save as amended by the following updated paragraphs:

Variation of the Rights of Shareholders. As permitted by the BVI Act and our memorandum and articles of association, the rights conferred upon the holders of the shares of any class of the Company may (subject to the memorandum and articles of association) only be varied, whether or not the Company is in liquidation, with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a duly convened and constituted meeting of the shares of that class by the affirmative vote of a majority of the shares of that class which were present at the meeting and were voted, except where a different majority is required under our memorandum and articles of association or the BVI Act.

Dividends. Subject to the BVI Act and our memorandum and articles of association, the directors of the Company may, by resolution of directors, authorize a distribution by way of dividend at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI Law restriction on the amount of funds which may be distributed by us by dividend. Shareholder approval is not (except as otherwise provided in our memorandum articles of association) required to pay dividends under BVI Law. In accordance with, and subject to, our memorandum and articles of association, no dividend shall bear interest as against the Company (except as otherwise provided in our memorandum articles of association).

Transfer of Shares. Subject to any applicable restrictions or limitations arising pursuant to (i) our memorandum and articles of association; or (ii) the BVI Act, or (iii) other applicable BVI laws, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). The BVI Act also provides that the shares of the Company, whilst listed on a recognized exchange such as the Nasdaq Global Market, may be transferred without the need for a written instrument of transfer if the transfer is carried out within the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange and subject to the Company’s memorandum and articles of association and the Listed Companies and Funds Regulations of the British Virgin Islands. There are currently no provisions of the Listed Companies and Funds Regulations in force that would affect this. Our memorandum and articles of association also (save as otherwise provided therein) provide that shares may be dealt with by means of a system utilized for the purposes of holding and transferring of shares in uncertificated form.

Mergers, Consolidations and Similar Arrangements. Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger. A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company. A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective (inter alia), (a) the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger, (c) assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company, (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies, (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger, (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger, but (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof, as the case may be, or (ii) the surviving company may be substituted in the proceedings for a constituent company.

The Registrar of Corporate Affairs in the BVI shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

S-9

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating, (a) his name and address, (b) the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company), (c) a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days, (a) the Company and the dissenter shall each designate an appraiser, (b) the two designated appraisers together shall designate an appraiser, (c) the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes, (d) the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Directors. In accordance with, and subject to, our memorandum and articles of association (including, for the avoidance of any doubt, any rights or restrictions attaching to any ordinary shares), (a) the directors are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal: (c) a director may be removed from office (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75% of the shareholders of the Company entitled to vote or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold shares in the Company as a qualification to office.

In accordance with, and subject to, our memorandum and articles of association, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is two; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by all of the directors or all of the members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our memorandum and articles of association require a different majority.

S-10

Shareholders’ Suits. Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a member has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a member or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a member of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the members.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the post offering amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Our registered agent is Maples Corporate Services (BVI) Limited , Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. A company is required to keep a copy of its register of members and register of directors at the offices of its registered agent in the BVI, and the Company is required to notify any changes to the originals of such registers (assuming the originals are held elsewhere) to the registered agent, in writing, within 15 days of any change; and to provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

Where the place at which the original register of members or the original register of directors of the Company is changed, the Company must provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

A company is also required to keep at the office of its registered agent or at such other place or places, within or outside the BVI, as the directors may determine the minutes of meetings and resolutions of shareholders and of classes of shareholders; and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the Company’s registered agent, the Company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept.

S-11

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and being issued to the investors are described under the caption “Description of Warrants” beginning on page 25 of the accompanying prospectus save as amended by the following updated paragraph. The form of warrant will be provided in this offering and will be filed as an exhibit to a Report of Foreign Issuer on Form 6-K with the SEC in connection with this offering.

The warrants to be issued to the investors will have an exercise price of $0.001 per ordinary share. The warrants are pre-funded and exercisable on or after the date of issuance. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions, or other similar transactions.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

A holder of the warrants may exercise their warrants to purchase ordinary shares by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of shares for which the warrant is being exercised in cash. A holder of the warrants also will have the right to exercise its warrants on a cashless basis. Warrants may be exercised in whole or in part. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver ordinary shares issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the ordinary shares issuable upon exercise of the warrant within two trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The ordinary shares issuable on exercise of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, issued and fully paid and non-assessable. We will authorize and reserve sufficient number of ordinary shares for upon exercise of all outstanding warrants.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our ordinary shares are converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of ordinary shares then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction.

The exercisability of the warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) more than 4.99% (as applicable) of our ordinary shares.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON SHARES WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

No Market for Warrants

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our ordinary share price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

S-12

PLAN OF DISTRIBUTION

On October 27, 2022, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which we agreed to sell 400,000 ordinary shares (the “Shares”) and warrants to purchase 2,100,000 ordinary shares (the “Warrants,” together with the Shares as the “Securities”) for an aggregate purchase price of $1,000,000.

The parties anticipate that closing shall occur in two tranches:

(a)	160,000 Shares and 840,000 Warrants for $400,000 (the “First Closing”); and
(b)	240,000 Shares and 1,260,000 Warrants for $600,000 no more than twenty (20) business days after the First Closing (the “Second Closing”).

The Shares, Warrants and the ordinary shares underlying the Warrants are being issued pursuant to the prospectus included in the Company’s Registration Statement on Form F-3 (Registration No. 333-267446), which was filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2022 and was declared effective on September 26, 2022, and this prospectus supplement being filed with the Commission on the closing of the Securities Purchase by the Company.

No placement agent was engaged in this offering.

We established the price following negotiations with the investors and with reference to the prevailing market price of our ordinary shares, recent trends in such price and other factors. We anticipate that the sale of the Securities in the First Closing will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions.

In connection with this offering, this prospectus supplement and the accompanying prospectus will be delivered electronically.

We currently anticipate that the sale of the Securities offered by this prospectus supplement, the accompanying base prospectus and the Purchase Agreement will be completed on or about October 31, 2022 subject to customary closing conditions. At the closing, the Securities will be issued and delivered by us to the investors.

Nasdaq Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “FRGT”.

S-13

LEGAL MATTERS

Sichenzia Ross Ference LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Sichenzia Ross Ference LLP is 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. Maples & Calder is acting as our British Virgin Islands counsel. The current address of Maples & Calder is 5th Floor, Ritter House, PO Box 173, Road Town, Tortola, British Virgin Islands.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 appearing in our Annual Report for the year ended December 31, 2020 have been audited by Centurion ZD CPA & Co., as set forth in its report thereon, included therein, and incorporated herein by reference.

The consolidated financial statements for Freight App, Inc. and its subsidiary as of and for the years ended December 31, 2021 and 2020 appearing in our Annual Report for the year ended December 31, 2020 have been included in reliance upon the report of UHY LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The current address of Centurion ZD CPA & Co. is Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. The current address of UHY LLP is 58 S Service Rd Suite 115, Melville, NY 11747.

WHERE YOU CAN FIND MORE INFORMATION

We are a British Virgin Islands corporation and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

We are subject to the reporting requirements of the Exchange Act and file annual, and current reports and other information with the SEC. These reports and other information are available at the SEC’s website at http://www.sec.gov.

S-14

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://fr8technologies.com/, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on April 29, 2022, and the amendment to the Annual Report on Form 20-F/A filed with the SEC on July 20, 2022;

●	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred to in the paragraph above; and;

●	the description of our ordinary shares contained in Item 1 of our registration statement on Form 8-A, filed with the SEC on July 28, 2017 under the Exchange Act, and any amendment or report filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Financial Officer at 2001 Timberloch Place, Suite 500, The Woodlands, TX 77380.

S-15

FREIGHT TECHNOLOGIES, INC.

$15,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $15,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-217326) are traded on the Nasdaq Capital Market under the symbol “FRGT”. On September 14, 2022, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $1.00 per ordinary share. As of September 14, 2022, the aggregate market value of our outstanding ordinary shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $1.00 was approximately $7,987,553 based on 9,357,919 outstanding ordinary shares, of which approximately 7,987,553 ordinary shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

1

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our previous auditor, Centurion ZD CPA & Co., the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Centurion ZD CPA & Co.’s compliance with applicable professional standards. Centurion ZD CPA & Co. is headquartered in Hong Kong with no branches or offices in the United States. As such, Centurion ZD CPA & Co., was identified as a firm subject to the PCAOB’s determinations.

On June 13, 2022, we dismissed Centurion ZD CPA & Co. and appointed UHY LLP as our new independent public accounting firm. UHY LLP, which is headquartered in Michigan, has been inspected by the PCAOB on a regular basis, with the last inspection completed in 2019, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

See “Risk Factors — Risks Related to our Ordinary Shares - Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. If the bill passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, this would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable from three years to two. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our securities. Such risks include but not limited to that trading in our securities may be prohibited under the HFCA Act and as a result an exchange may determine to delist our securities.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

See “Risk Factors — NASDAQ may apply additional and more stringent criteria for our continued listing.”

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Government of the British Virgin Islands (and any of its regulatory authorities), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2022

2

3

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended Memorandum and Articles” refers to the amended and restated memorandum and articles of association in force on the date of this Registration Statement.

●	“BVI Act” refers to the BVI Business Companies Act (As Revised).

●	“we,” “us,” “our Company,” “our,” or “FRGT” refers to Freight Technologies, Inc., (formerly known as Hudson Capital, Inc. or “FRGT”), its subsidiaries, and, in the context of describing our operations and consolidated financial information, our consolidated affiliated entities in China, including but not limited to, prior to the Merger, Hongkong Internet Financial Services Limited, Hongkong Shengqi Technology Limited, Beijing Yingxin Yijia Network Technology Co., Ltd, Sheng Ying Xin (Beijing) Management Consulting Co., Ltd, Kashgar Sheng Yingxin Enterprise Consulting Co., Ltd., Fu Hui (Shenzhen) Commercial Factoring Co., Ltd., Ltd., CIFS (Xiamen) Financial Leasing Co., Ltd., Fuhui (Xiamen) Commercial Factoring Co., Ltd., Zhizhen Investment & Research (Beijing) Information Consulting Co., Ltd., Hangzhou Yuchuang Investment Partnership and our U.S. subsidiaries, Hudson Capital USA Inc., Hudson Capital Merger Sub I Inc. and Hudson Capital Merger Sub II Inc and after the Merger, Freight App, Inc. and Freight App de México S.A De C.V.

●	“China” or “PRC” refers to the People’s Republic of China, and solely for the purpose of this annual report, excluding Taiwan, Hong Kong and Macau;

●	“Fr8App” refers to Freight App, Inc., our primary operating subsidiary.

●	“Merger” refers to the consummation of that certain merger agreement, dated December 13, 2021, and as amended on December 29, 2021 (the “Merger Agreement”) by and among Hudson Capital, Inc,. Hudson Capital Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Hudson Capital (“Merger Sub”), Freight App, Inc., a Delaware corporation (“Fr8App”) and ATW Master Fund II, L.P., as the representative of the stockholders of Fr8App (the “Stockholders’ Representative”) whereby Merger Sub I merged with and into Fr8App, with Fr8App surviving the Merger and continuing as a direct wholly-owned subsidiary of the Company. The Merger closed on February 14, 2022 and the separate corporate existence of Merger Sub I and its Certificate of Incorporation and by-laws then in effect ceased, and the organizational documents of Fr8App after the Merger is in the form as agreed by the Company and Fr8App.

●	“shares” or “Ordinary Shares” refers to our ordinary shares, par value $0.011 per share and prior to the reverse split, par value $0.005.

●	“U.S.” means the United States of America;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“$,” “dollars,” “US$” or “U.S. dollars” refers to the legal currency of the United States; and

●	all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

4

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry, our market share and the markets that we serve is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts) and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third-parties and by us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described in “Risk Factors.” We believe the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements should not be unduly relied upon.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

●	the effect of economic and political conditions in the industries and markets in which our businesses operate in the United States, Mexico and Canada and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, inflation, levels of end market demand in construction, the impact of weather conditions, concerns over border issues, pandemic health issues (including the coronavirus disease (“COVID-19”) and its effects, among other things, on production and on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of our customers and suppliers;
●	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services, the ongoing availability and dependability of cloud-based systems;
●	rates of adoption of new technology, from products that could be potential competitors to Our products to those that might affect the primary target market of carriers and commercial truck freight in general;
●	rates of adoption of self-driving units commercial trucks or other transportation methods that are competitive with trucking and truck freight;
●	future levels of indebtedness, capital spending and research and development spending;
●	future availability of capital and credit and factors that may affect such availability, including credit market conditions and our capital structure and credit ratings;
●	delays and disruption in the delivery of materials and services from suppliers; continuity and/or development of new inventory, merchandising and distribution strategies;
●	cost reduction efforts and restructuring costs and savings and other consequences thereof;
●	new business and investment opportunities;

5

●	risks resulting from a less diversified business model and balance of operations across product lines, regions and industries due to the separation;
●	the outcome of legal proceedings, investigations and other contingencies;
●	the effect of changes in political conditions in the U.S. and other countries, in which our businesses operate, including the effect of changes in U.S. trade policies, on general market conditions, global trade policies and currency exchange rates in the near term and beyond;
●	the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in Mexico, U.S. and Canada and any other countries in which our businesses may operate;
●	our ability to retain and hire key personnel;
●	the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs.

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described in “Risk Factors.” All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise.

Cautionary Statement Regarding Holding Foreign Companies Accountable Act

Holding Foreign Companies Accountable Act (the “HFCA Act”)

The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our previous auditor, Centurion ZD CPA & Co., the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Centurion ZD CPA & Co.’s compliance with applicable professional standards. Centurion ZD CPA & Co. is headquartered in Hong Kong with no branches or offices in the United States. As such, Centurion ZD CPA & Co., was identified as a firm subject to the PCAOB’s determinations.

6

On June 13, 2022, we dismissed Centurion ZD CPA & Co. and appointed UHY LLP as our new independent public accounting firm. UHY LLP, which is headquartered in Michigan, has been inspected by the PCAOB on a regular basis, with the last inspection completed in 2019, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

See “Risk Factors — Risks Related to our Ordinary Shares - Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. If the bill passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, this would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable from three years to two. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our securities. Such risks include but not limited to that trading in our securities may be prohibited under the HFCA Act and as a result an exchange may determine to delist our securities.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

See “Risk Factors — NASDAQ may apply additional and more stringent criteria for our continued listing.”

7

Cautionary Statement About Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We are a British Virgin Islands company and substantially all of our assets are located outside of the U.S. A substantial majority of our current operations are conducted in Mexico. In addition, some of our directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in Mexico or British Virgin Islands courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, some of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against us in the British Virgin Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or Mexico would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such British Virgin Islands or Mexico courts would hear original actions brought in the British Virgin Islands or Mexico against us or such persons predicated upon the securities laws of the U.S. or any state.

Our corporate affairs will be governed by our Amended Memorandum and Articles, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as that from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands have a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. There is no statutory recognition in the BVI of judgments obtained in the U.S., although the courts of the BVI will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, public members may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling members than they would as members of a U.S. public company.

Certain corporate governance practices in the British Virgin Islands, which is our home country, differ significantly from the NASDAQ Capital Market corporate governance listing standards. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under NASDAQ Capital Market corporate governance listing standards applicable to U.S. domestic issuers. For a discussion of significant differences between the provisions the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “DESCRIPTION OF ORDINARY SHARES - Material Differences in British Virgin Islands Law and our Memorandum and Articles of Association and Delaware Law”.

8

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $15,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have relied on statistics provided by a variety of publicly-available sources. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

9

ABOUT THE COMPANY

Overview

We were originally established as “China Internet Nationwide Financial Services Inc.”, a holding company incorporated under the laws of British Virgin Islands on September 28, 2015. Our corporate name was changed to “Hudson Capital Inc.” on April 23, 2020 and we began to trade under our new symbol, “HUSN” on May 8, 2020. Our securities were also transferred to the Nasdaq Capital Market at the opening of business on July 16, 2020.

We were previously involved in providing financial advisory services in the People’s Republic of China. Since February 14, 2022, when we consummated the Merger and March 30, 2022, when we sold our wholly-owned Hong Kong subsidiary, Hongkong Internet Financial Services Limited (“HKIFS”), which held and operated our financial advisory business, in its entirety to a private investor, we are no longer in the financial advisory business and no longer have any presence or holdings outside of North America.

Instead, we are now, through our wholly-owned subsidiary, Freight App, Inc. (formerly known as “Freight Hub, Inc.” and hereinafter referred to as “Fr8App”) and Fr8App’s wholly-owned Mexico subsidiary, Freight App de México, S.A De C.V. (“Freight App Mexico”) involved in the freight management business. On May 26, 2022, we changed our name and ticker symbol from Hudson Capital, Inc. and HUSN, respectively, to Freight Technologies, Inc., and FRGT, respectively.

Our Products

Fr8App’s technology product offerings includes (i) a computerized platform (the “Platform”) that holds an online portal (the “Portal”) and a mobile App solution (the “App”) to provide third-party logistics (“3PL”) services to companies actively involved in the freight transportation market, (ii) a Transport Management Solution (“TMS “) for customers to manage their own fleet, and (iii) freight brokerage support and customer service based on the Platform.

The freight transportation supply chain begins with parties having transportation needs (“Shippers”) and addressed by those offering freight transportation services (“Carriers”). Shippers seeking suitable means of transportation for their supplies represent demand and Carriers with freight transportation capability represent supply. The digital freight matching technology on Fr8App’s Platform streamlines and simplifies cross-border shipping logistics by facilitating the matching of demand with supply. Shippers that use Fr8App’s Platform can connect with a wide network of reliable Carriers who can fulfill their logistics needs across North America. Use of Fr8App’s Platform brings the additional benefit of providing transparency on all shipment characteristics to allow for the identification of available and qualified freight capacity.

Fr8App believes it is the first digital commercial freight-matching broker to offer 3PL while targeting the domestic Mexican and the cross-border Mexico-U.S.-Canada markets (“Target Markets”). Fr8App serves cross-border traffic across the Mexico-U.S. border, the U.S.-Canada border, and domestic shipments within each of these three countries, with a primary focus on full truck-load freight. Its cutting-edge cloud-based Platform was designed to connect in real-time parties with commercial transportation needs.

Our principal executive office is located at 2001 Timberloch Place, Suite 500 The Woodlands, TX 77380 and our phone number is (773) 905-5076. We maintain a corporate website at https://www.fr8.app/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Our Corporate Structure

We are a British Virgin Islands business company that wholly owns our Delaware subsidiary, our wholly-owned subsidiary, Freight App, Inc. (formerly known as “Freight Hub, Inc.” and hereinafter referred to as “Fr8App”) and Fr8App’s wholly-owned Mexico subsidiary, Freight App de México, S.A De C.V. (“Freight App Mexico”).

10

The following diagram illustrates our corporate structure as of the date of this prospectus. For more detail on our corporate history please refer to “Our Corporate History and Structure” appearing on page 11 of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

CAPITALIZATION AND INDEBTNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general working capital.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

11

OFFER AND LISTING DETAILS

We may offer and issue from time to time ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate initial offering price of up to $15,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The ordinary shares were first listed on the Nasdaq Global Market under the symbol “CIFS” on August 8, 2017. Our corporate name was changed to “Hudson Capital Inc.” on April 23, 2020 and we began to trade under our new symbol, “FRGT” on May 8, 2020. Our ordinary shares were transferred to the Nasdaq Capital Market at the opening of business on July 16, 2020. On May 26, 2022, we changed our name from Hudson Capital, Inc. to Freight Technologies, Inc. and began trading under our new stock symbol, “FRGT”, on May 27, 2022.

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

The following table sets forth the annual high and low last trade prices of our ordinary shares as reported by The NASDAQ Stock Market during the fiscal years 2021, 2020 and 2019 . The prices are inter-dealer prices, without retail markup, markdown or commission.

Period	High	Low

Fiscal Year ended December 31, 2019	$4.96	$0.81
Fiscal Year ended December 31, 2020	$3.72	$0.352
Fiscal Year ended December 31, 2021	$10.6608	$4.9119

The following table sets forth the high and low last trade prices of our ordinary shares as reported by The NASDAQ Stock Market for each fiscal quarter of 2019, 2020 and 2021 . The prices are inter-dealer prices, without retail markup, markdown or commission.

Period	High	Low

Fiscal Year 2019, quarter ended
March 31, 2019	$4.96	$0.853
June 30, 2019	$3.87	$1.28
September 30, 2019	$2.20	$1.44
December 31, 2019	$1.60	$0.81

Fiscal Year 2020, quarter ended
March 31, 2020	$1.20	$0.384
June 30, 2020	$1.18	$0.39
September 30, 2020	$0.839	$0.352
December 31, 2020	$3.72	$0.415

Fiscal Year 2021, quarter ended
March 31, 2021	$10.6608	$6.4317
June 30, 2021	$8.5683	$4.9119
September 30, 2021	$8.4581	$5.1322
December 31, 2021	$7.3789	$5.3084

12

The following table sets forth the monthly high and low last trade prices of our ordinary shares as reported by The NASDAQ Stock Market for each month in 2022 preceding this date of prospectus. The prices are inter-dealer prices, without retail markup, markdown or commission, and do not necessarily reflect actual transactions.

Period	High		Low
Month Ended:
August 31, 2022	$2.1700		$1.5400
July 31, 2022	$2.4800		$1.3600
June 30, 2022	$1.6800		$1.3300
May 31, 2022	$2.0800		$1.5200
April 30, 2022	$2.6300		$1.9300
March 31, 2022	$2.6700		$1.7000
February 28, 2022*	$6.5529	*	$2.2050	*
January 31, 2022	$5.9692		$4.1850

*The Company effected a 2.2:1 reverse split of its ordinary shares on February 14, 2022.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

Freight Technologies, Inc. is a BVI business company incorporated on September 28, 2015 and our affairs are governed by the provisions of our memorandum and articles of association, as amended and restated from time to time, the BVI Act, and the applicable laws of the British Virgin Islands, or the BVI (including applicable common law).

As provided in our Amended Memorandum and Articles, subject to the BVI Act, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of shares divided into (a) an unlimited number of shares divided into an unlimited number of ordinary shares with a par value of US$0.011 each, (b) a maximum of 30,525,000 series A preferred shares (together, the “Series A Preferred Shares”) designated as follows: (i) a maximum of 25,000 series seed preferred shares with a par value of US$0.0001 each (the “Series Seed Preferred Shares”), (ii) a maximum of 10,000,000 series A1-A preferred shares with a par value of US$0.0001 each (the “Series A1-A Preferred Shares”), (iii) a maximum of 3,000,000 series A2 preferred shares with a par value of US$0.0001 each (the “Series A2 Preferred Shares”); and (iv) a maximum of 17,500,000 series A4 preferred shares with a par value of US$0.0001 each (the “Series A4 Preferred Shares”), (c) a maximum of 21,000,000 series B preferred shares with a par value of US$0.0001 each (the “Series B Preferred Shares”) and (d) an unlimited number of blank check preferred shares with no par value (the “Blank Check Preferred Shares”). As of the date of this prospectus, 7,689,462 Ordinary Shares, 5,316 Series Seed Preferred Shares, 4,451,929 series A1-A Preferred Shares, 1,264,366 Series A2 Preferred Shares, 1,378,456 .81 Series A4 Preferred Shares and 17,318,280 Series By Preferred Shares were issued, fully paid and outstanding. No Blank Check Preferred Shares have been issued. All of our issued and outstanding shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Ordinary Shares

In the last three years, we have issued an aggregate of 3,113,060 Ordinary Shares in several private placements and public offerings for aggregate net proceeds of approximately $6,779,190, which amount includes the issuance of Ordinary Shares upon the conversion of options, warrants and performance rights.

Pre-Funded Warrants and Options

In addition to Ordinary Shares, in the last three years, we have issued pre-funded warrants to purchase an aggregate of 650,000 Ordinary Shares to advisors, consultants and investors, with exercise prices ranging from $0.001 per share, of which 1,600,000 warrants have been exercised, and no options have been granted.

13

Preferred Shares

In the three years prior to December 31, 2021, we issued an aggregate of zero Preferred Shares. At the closing of the Merger on February 14, 2022, we issued $3.5 million, in Preferred Series B Shares which are convertible into 1,060,606 Ordinary Shares in addition to 1,939,394 in Series A Warrants with an exercise price of $3.300, 395,652 in Series B Warrants with an exercise price of $2.640, 2,573,470 in Series C Warrants with an exercise price of $1.650, and 3,541,941 in Series D Warrants with an exercise price of $2.475. Series A, B, C and D warrants all had termination dates of February 14, 2029. On February 14, 2022, we also issued Series Seed Preferred Shares, Series A1-A Preferred Shares, Series A2 Preferred Shares, Series A4 Preferred Shares and Series B Preferred Shares, which were convertible into 7,020 Ordinary Shares, 4,473,547 Ordinary Shares, 1,264,360 Ordinary Shares, 2,195,930 Ordinary Shares, and 8,450,457 Ordinary Shares, respectively. On July 11, 2022, the Company amended all Series A, B, C and D Warrants to permit a cashless exercise at fixed exchange ratios into Ordinary Shares of 0.779, 0.816, 0.888 and 0.826, respectively, for an aggregate amount upon exchange of all Warrants of 7,044,524 Ordinary Shares. On July 11, 2022, we agreed to issue 1,928,571 Series A4 Preferred Shares for an aggregate amount of $2.7 million. On July 11, 2022, we also adjusted the conversion prices all Series A Preferred Shares and Series B Preferred Shares that contain features requiring adjustment of conversion prices in cases where offerings for equity are made at a lower price that that particular share’s conversion price. The additional Ordinary shares to be registered arising from the adjustment of conversion prices as a result of the July 11, 2022 financing was 37,347,648 shares.

The following are summaries of material provisions of our Amended Memorandum and Articles and the BVI Act insofar as they relate to the material terms of our Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares.

Ordinary Shares

General. The Amended Memorandum and Articles authorize the issuance of an unlimited number of Ordinary Shares with a par value of US$0.11 each. Holders of Ordinary Shares will have the same rights. All of our outstanding Ordinary Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Ordinary Shares are issued in registered form.

Dividends. Subject to the rights of the Series A Preferred Shares, the holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors subject to the BVI Act. Our Amended Memorandum and Articles provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend.

Voting Rights. In respect of all matters subject to a members’ vote, each Ordinary Share is entitled to one vote for each Ordinary Share registered in his or her name on our register of members. Holders of Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of members is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one member.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be distributed to the holders of Series A4 Preferred Shares, the holders of Series A2 Preferred Shares, the holders of Series A1 Preferred Shares, the holders of the Series Seed Preferred Shares and the holders of Ordinary Shares, pro rata based on the number of shares held by each shareholder, treating for this purpose all such securities as if they had been converted to Ordinary Shares pursuant to the terms of the Amended Memorandum and Articles immediately prior to such liquidation, dissolution or winding up of the Company.

Series A Preferred Shares

General. The Amended Memorandum and Articles authorise the issuance of a maximum of 30,525,000 Series A Preferred Shares designated as follows: (i) a maximum of 25,000 Series Seed Preferred Shares with a par value of US$0.0001 each, (ii) a maximum of 10,000,000 Series A1-A Preferred Shares with a par value of US$0.0001 each, (iii) a maximum of 3,000,000 Series A2 preferred shares with a par value of US$0.0001 each; and (iv) a maximum of 17,500,000 Series A4 preferred shares with a par value of US$0.0001 each. All of our outstanding Series A Preferred Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Series A Preferred Shares are issued in registered form.

14

Dividends. The holders of our Series A Preferred Shares are entitled to receive, simultaneously with the holders of Ordinary Shares, a dividend on each outstanding Series A Preferred Share in an amount as calculated in accordance with the Amended Memorandum and Articles.

Voting Rights. The holders of Series A Preferred Shares shall not be entitled to vote on any resolution of shareholders, except in relation to a variation of the rights of the Series A Preferred Shares.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be distributed to the holders of Series A4 Preferred Shares, the holders of Series A2 Preferred Shares, the holders of Series A1 Preferred Shares, the holders of the Series Seed Preferred Shares and the holders of Ordinary Shares, pro rata based on the number of shares held by each shareholder, treating for this purpose all such securities as if they had been converted to Ordinary Shares pursuant to the terms of the Amended Memorandum and Articles immediately prior to such liquidation, dissolution or winding up of the Company.

Conversion Rights. The Series A Preferred Shares are convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable Ordinary Shares at the applicable Conversion Price as detailed in the Amended Memorandum and Articles and subject to adjustment in the event (i) of a division or combination of shares, (ii) that the Company makes or issues or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividends or other distribution payable on the Ordinary Shares in additional Ordinary Shares, (iii) that the Company makes or issues or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividends or other distribution payable in shares of the Company (other than a distribution of Ordinary Shares in respect of the outstanding Ordinary Shares), and (iv) of any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Ordinary Shares (but not the Series A Preferred Shares) is converted into or exchanged for securities, cash or other property.

Protective Provisions. At any time when Series A Preferred Shares are outstanding, the Company shall not do any of the following without the written consent or affirmative approval of the holders of at least a majority of the Series A Preferred Shares voting together as a single class, which must include ATW Master Fund II, L.P.: (a) amend, alter or repeal any provision of the Amended Memorandum and Articles in any manner that is adverse to, derogates from, or negatively affects the rights of any class of Series A1-A Preferred Shares or the Series A2 Preferred Shares, (b) create, or the authorise the creation of, or issue or oblige itself to issue shares of, any additional class or series of shares that ranks senior to the Series A1 Preferred Shares or the Series A1-A Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorised number of any such class of Series A Preferred Shares or increase the authorised number of any additional class or series of shares of the Company, (c) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A2 Preferred Shares or the Series A1-A Preferred Shares if such reclassification, alteration or amendment would render such other security senior to any such class of Series A Preferred Shares; (d) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Shares if such reclassification, alteration or amendment would render such other security senior to or pari passu with any such class of Series A Preferred Shares, (e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or distribution on any shares of the Company other than (i) redemptions of or dividends or distributions on the Series A2 Preferred Shares and Series A1-A Preferred Shares as expressly authorised in the Amended Memorandum and Articles, (ii) dividends or other distributions payable on the Ordinary Shares solely in the form of additional shares of Ordinary Shares by way of bonus share issue or otherwise and (iii) any repurchase, redemption, surrender or other acquisition of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, or (f) create, or hold shares or capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or permit any subsidiary to create or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of shares or capital stock, or sell, transfer, or otherwise dispose of any shares or capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

15

Any rights, powers, preferences and other terms of the Series A Preferred Shares in the Amended Memorandum and Articles, may be waived on behalf of all holders of Series A Preferred Shares by the written consent or affirmative vote of the holders of a majority of the then outstanding Series A Preferred Shares.

Series B Preferred Shares

General. The Amended Memorandum and Articles authorise the issuance of a maximum of 21,000,000 Series B Preferred Shares with a par value of US$0.0001 each. All of our outstanding Series B Preferred Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Series B Preferred Shares are issued in registered form.

Dividends. The holders of Series B Preferred Shares shall be entitled to receive dividends on Series B Preferred Shares equal (on an as-if-converted-to-Ordinary Shares basis) to and in the same form as dividends actually paid on Ordinary Shares when, as and if such dividends are paid on Ordinary Shares. No other dividends or other distributions shall be paid on Series B Preferred Shares.

Voting Rights. The holders of Series B Preferred Shares shall not be entitled to vote on any resolution of shareholders, except in relation to a variation of the rights of the Series B Preferred Shares.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Shares shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a shareholder of Ordinary Shares would receive if the Series B Preferred Shares were fully converted (disregarding for such purposes any conversion limitations hereunder) to Ordinary Shares which amounts shall be paid pari passu with all shareholders of Ordinary Shares.

Conversion Rights. The Series B Preferred Shares are convertible, at the option of the holder thereof, at any time and from time to time and after the Series B Original Issue Date, into such number of fully paid and non-assessable Ordinary Shares at the applicable Conversion Price as detailed in the Amended Memorandum and Articles and subject to adjustment if the Company (i) pays a share dividend or issues bonus shares or otherwise makes a distribution or distributions payable in Ordinary Shares on Ordinary Shares or any other Ordinary Share Equivalents (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon conversion of, or payment of a dividend on, the Series B Preferred Shares), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split or combination) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues, in the event of a reclassification of the Ordinary Shares, any shares of the Company.

Protective Provisions. As long as any Series B Preferred Shares are outstanding, the Company shall not do any of the following without the written consent or affirmative approval of the holders of a majority of the then outstanding Series B Preferred Shares: (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend the Amended Memorandum and Articles, in any manner that adversely affects the rights of the holders of the Series B Preferred Shares, (b) increase the number of authorised Series B Preferred Shares; or (c) enter into any agreement with respect to any of the foregoing.

Any rights, powers, preferences and other terms of the Series B Preferred Shares in the Amended Memorandum and Articles, may be waived on behalf of all holders of Series B Preferred Shares by the written consent or affirmative vote of the holders of a majority of the then outstanding Series B Preferred Shares.

16

Blank Check Preferred Shares

Our Amended Memorandum and Articles provide that Blank Check Preferred Shares may be issued from time to time in one or more series. Our board of directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors are able to, without shareholder approval, issue Blank Check Preferred Shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue Blank Check Preferred Shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Blank Check Preferred Shares issued and outstanding at the date hereof. Although we do not currently intend to issue any Blank Check Preferred Shares, we cannot assure you that we will not do so in the future. No Blank Check Preferred Shares are being issued or registered in this offering.

General

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Transhare Corporation. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI law, where a shareholder’s shares are registered in the name of a nominee (such as Cede & Co), the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s memorandum and articles of association, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has on any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the memorandum and articles) vote on a transaction in which he has an interest. In accordance with, and subject to, our Amended Memorandum and Articles, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Appointment and Removal of Directors. In accordance with our Amended Memorandum and Articles, any director may be appointed by resolution of shareholders or resolution of directors. A director shall be removed from office (a) with or without cause, by resolution of shareholders passed at a meeting called for the purpose of removing the director or by written resolution passed by at least 75% of the votes of the shares of the company entitled to vote or (b) with cause, by resolution of directors passed at a meeting of directors called for the purpose of removing the director.

Shareholder Meetings. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the ordinary shares that that shareholder holds; (c) a quorum required for a meeting of members consists of not less than 50% of the votes of the Share entitled to vote present in person or by proxy at the meeting or, if a corporation or other non-natural person, by its duly authorized representative; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the ordinary shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

17

Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer of Shares. Under the BVI Act shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s memorandum and articles of association.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon members for any amounts unpaid on their shares in a notice served to such members at least 14 clear days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. Subject to the written consent or affirmative approval of the holders of Series A Preferred Shares where applicable, the BVI Act and our Amended Memorandum and Articles permit us to purchase our own shares with the prior written consent of the relevant members, on such terms and in such manner as may be determined by our board of directors and by a resolution of directors and in accordance with the BVI Act.

Issuance of Additional Shares. Subject to the written consent or affirmative approval of the holders of Series A Preferred Shares, our Amended Memorandum and Articles authorize our board of directors to issue additional shares from time to time as our board of directors shall determine. Our Amended Memorandum and Articles do not provide for pre-emptive rights.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Anti-Takeover Provisions. Some provisions of our Amended Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that members may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our members; and
●	limit the ability of members to requisition and convene general meetings of members.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Summary of Certain Significant Provisions of BVI Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our Amended Memorandum and Articles in accordance with the BVI Act).

Mergers, Consolidations and Similar Arrangements. The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger.

18

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

a)	the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;
b)	the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;
c)	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;
d)	the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;
e)	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger; and
f)	no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any shareholder, director or officer, or agent thereof, are abated or discontinued by the merger; but

a.	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the shareholder, director, officer or agent thereof, as the case may be; or
b.	the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

The BVI Act provides that any shareholder of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the shareholder continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of shareholders at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a shareholder to whom the Company did not give notice of the meeting of shareholders or where the proposed merger is authorized by written consent of the shareholders without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each shareholder who gave written objection or from whom written objection was not required, except those shareholders who voted for, or consented in writing to, the proposed merger.

19

A shareholder to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

a)	his name and address;
b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and
c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which shareholders may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

a)	the Company and the dissenter shall each designate an appraiser;
b)	the two designated appraisers together shall designate an appraiser;
c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and
d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our memorandum and articles, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company that wishes to continue as a company incorporated under the laws of a jurisdiction outside the BVI has a charge registered in respect of the property of the company undersection 163 of the BVI Act which has not been released or satisfied, it shall, before continuing and provided that the charge does not contain a covenant prohibiting continuation of the company outside the BVI, provide a written declaration addressed to the Registrar specifying that: (a) a notice of satisfaction or release in respect of the charge has been filed and registered under section 165 of the BVI Act; (b) where paragraph (a) has not been complied with, the chargee to whom the registered charge relates has been notified in writing of the intention to continue the company as a company incorporated under the laws of a jurisdiction outside the BVI and the chargee has given his or her consent or has not objected to the continuation; or (c) where paragraph (a) has not been satisfied and the chargee, after notification under paragraph (b), has not given his or her consent or objected to the continuation, the chargee’s interest secured by the registered charge shall not be diminished or in any way compromised by the continuation and the charge shall operate as a liability of the continued company incorporated under the laws of a jurisdiction outside of the BVI. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

20

Directors. In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any ordinary shares), (a) the directors are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal: (c) a director may be removed from office (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75% of the shareholders of the Company entitled to vote or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold ordinary shares as a qualification to office.

In accordance with, and subject to, our memorandum and articles, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is present; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by a majority of directors or by a majority of members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our memorandum and articles require a different majority.

Indemnification of Directors. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our post-offering amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

21

Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Amended Memorandum and Articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the BVI Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

In accordance with, and subject to, our Amended Memorandum and Articles, (a) a director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

Shareholders’ Suits. Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.

If the majority shareholders have infringed a minority shareholder’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular shareholder concerned.

The BVI Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Squeeze-out Provisions. Shareholders of a company holding 90% of the votes of the outstanding shares entitled to vote and shareholders of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining shareholders.

22

Dissent Rights. The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the votes of the outstanding shares of the company pursuant to the terms of Section 176 of the BVI Act; and (e) an arrangement, if permitted by the BVI court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the Company. As such, if those who control the Company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

●	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

●	those who control the Company are perpetrating a “fraud on the minority.”

Share Repurchases and Redemptions. As permitted by the BVI Act and subject to our Amended Memorandum and Articles (in particular to the written consent or affirmative approval of the holders of Series A Preferred Shares where applicable), shares may be repurchased, redeemed or otherwise acquired by us by resolution of directors and with the consent of the shareholder whose shares are being purchased. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that, immediately following the redemption or repurchase, we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the BVI Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the or any other stock exchange on which our securities are listed.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect

(a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the post offering amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

23

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Where the place at which the original register of members or the original register of directors of the Company is changed, the Company must provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

A company is also required to keep at the office of its registered agent or at such other place or places, within or outside the BVI, as the directors may determine the minutes of meetings and resolutions of shareholders and of classes of shareholders; and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the Company’s registered agent, the Company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept.

Dissolution; Winding Up. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Anti-Money Laundering Laws. In order comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (As Revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Exchange Controls. We know of no BVI laws, decrees, regulations or other legislation that limit the import or export of capital or the payment of dividends to shareholders who do no reside in the BVI.

General

All of our issued ordinary shares and preferred shares are fully paid and non-assessable. Each holder of ordinary shares and preferred shares is entitled to a certificate specifying the number of ordinary shares and preferred shares held by him, her or it. Our shareholders may freely hold and vote their ordinary shares.1

Transfer Agent

Our transfer agent for our ordinary shares is Transhare Corporation, 17755 US Hwy 19 N, Clearwater, FL 33764.

1 Maples: Note that as described above, holders of Preferred Shares have no right to vote other than with regard to a variation of the rights attached to those shares.

24

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased, if not United States dollars;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

25

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreements Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;
●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

26

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	the ability to issue additional debt securities of the same series;
●	the price or prices at which we will sell the debt securities;
●	the maturity date or dates of the debt securities on which principal will be payable;
●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

27

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;
●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depository for global or certificated debt securities;
●	any special tax implications of the debt securities;
●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and
●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

28

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;
●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;
●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
●	any obligations with respect to any shares;
●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

29

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Freight Technologies, Inc. whether voluntary or involuntary or in bankruptcy,
●	insolvency or receivership;
●	any general assignment by us for the benefit of creditors; or
●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;
●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
●	certain events of bankruptcy, insolvency or reorganization of the Freight Technologies, Inc.; or
●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

30

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

31

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;
●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
●	make any debt security payable in money other than that stated in the debt securities;
●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;
●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;
●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

32

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;
●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or
●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

33

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable BVI Law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and
●	any other information we think is important about the share purchase contracts or the share purchase units.

34

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

35

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	varying prices determined at the time of sale related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

36

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$1,390.50
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total		$1,390.50

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited interim financial information.

37

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022 as amended by Amendment No. 1 to the Annual Report on Form 20-F filed with the SEC on July 20, 2022;
●	our registration statement on Form F-1 filed with the SEC on August 15, 2022, as amended by Amendment No. 1 to the registration statement on Form F-1 filed with the SEC on August 24, 2022;
●	our current reports on Form 6-K filed with the SEC on September 13, 2022; September 9, 2022; August 5, 2022; June 14, 2022; June 9, 2022; May 26, 2022; April 1, 2022; February 23, 202; February 15, 2022; February 14, 2022; February 11, 2022; and January 20, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Financial; Officer at 2001 Timberloch Place, Suite 500, The Woodlands, TX 77380.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

38

We have appointed Transhare Corporation, as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, in our Current Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2021.

LEGAL MATTERS

Sichenzia Ross Ference LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Sichenzia Ross Ference LLP is 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. Maples & Calder is acting as our British Virgin Islands counsel. The current address of Maples & Calder is Ritter House, PO Box 173, Road Town, Tortola VG1110, British Virgin Islands. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

The financial statements as of December 31, 2021, 2020 and 2019 and for the years then ended included in this prospectus have been so included in reliance upon the report of Centurion ZD CPA & Co., an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 2021 and 2020 and for the years then ended included in this prospectus for Fr8App have been so included in reliance upon the report of UHY LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the ordinary shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

39

400,000 Ordinary Shares, par value $0.011 and

Warrants to Purchase 2,100,000 Ordinary Shares, par value $0.011

FREIGHT TECHNOLOGIES INC.

PROSPECTUS SUPPLEMENT

October 27, 2022